GENERAL DISTRIBUTOR'S AGREEMENT

                                    BETWEEN

                      OPPENHEIMER VARIABLE ACCOUNT FUNDS

                                      AND

                      OPPENHEIMERFUNDS DISTRIBUTOR, INC.


Date: February 24, 1998


OPPENHEIMERFUNDS DISTRIBUTOR, INC.
Two World Trade Center, Suite 3400
New York, New York 10048

Dear Sirs:

      OPPENHEIMER VARIABLE ACCOUNT FUNDS (the "Trust"), a Massachusetts business trust, is registered as an investment company under the Investment Company
Act of 1940 (the "1940
Act") consisting of one or more series ("Series") and an indefinite number of one or more classes of its shares of beneficial interest for each Series have been registered under the Securities Act of 1933 (the "1933 Act") to be offered for sale to the public in a continuous public offering in accordance with the terms and conditions set forth in the Prospectus and Statement of Additional Information ("SAI") included in the Trust's Registration Statement as it may be amended from time to time (the "Current Prospectus and/or SAI").

      In this connection, the Trust desires that your firm (the "General Distributor") act in a principal capacity as General Distributor for the sale and distribution of Class 2 shares of beneficial interest ("Shares") for the following Series: Oppenheimer Money Fund, Oppenheimer Bond Fund, Oppenheimer Growth Fund, Oppenheimer High Income Fund, Oppenheimer Aggressive Growth Fund, Oppenheimer Multiple Strategies Fund, Oppenheimer Global Securities Fund, Oppenheimer Strategic Bond Fund, Oppenheimer Growth & Income Fund and Oppenheimer Small Cap Growth Fund which have been registered as described above and of any additional Class 2 and subsequent Classes of Shares which may become registered during the term of this Agreement. You have advised the Trust that you are willing to act as such General Distributor, and it is accordingly agreed by and between us as follows:

      1. Appointment of the Distributor. The Trust hereby appoints you as the sole General Distributor for sale of its Shares, pursuant to the aforesaid continuous public offering of its Shares and the Trust further agrees from and after the date of this Agreement that it will not, without your consent, sell or agree to sell any Shares otherwise than through you, except (a) the Trust may itself sell Shares as an investment to the officers, trustees or directors and bona fide present and former full-time employees of the Trust, the Trust's Investment Adviser and affiliates thereof, and to other investors who are identified in the current Prospectus and/or SAI; (b) the Trust may issue Shares in connection with a merger, consolidation or acquisition of assets on such basis as may be authorized or permitted under the 1940 Act; (c) the Trust may issue Shares for the reinvestment of dividends and other distributions of the Trust or of any other Trust if permitted by the current Prospectus and/or SAI; and (d) the Trust may issue Shares as underlying securities of a unit investment trust if such unit investment trust has elected to use Shares as an underlying investment; provided that in no event as to any of the foregoing exceptions shall Shares be issued and sold at less than the then-existing net asset value.

      2. Sale of Shares. You hereby accept such appointment and agree to use your best efforts to sell Shares, provided, however, that when requested by the Trust at any time because of market or other economic considerations or abnormal circumstances of any kind, or when agreed to by mutual consent of the Trust and the General Distributor, you will suspend such efforts. The Trust may also withdraw the offering of Shares at any time when required by the provisions of any statute, order, rule or regulation of any governmental body having jurisdiction. It is understood that you do not undertake to sell all or any specific number of Shares of the Trust.

      3.    Purchase of Shares.

            (a) As General Distributor, you shall have the right to accept or reject orders for the purchase of Shares at your discretion. Any consideration which you may receive in connection with a rejected purchase order will be returned promptly. Shares of the Trust may be sold by you only at net asset value without sales charge upon receipt of Federal Funds for the purchase of any
                  Shares sold by you pursuant to provisions hereof.

            (b) You agree promptly to issue or to cause the duly appointed transfer or shareholder servicing agent of the Trust to issue as your agent confirmations of all accepted purchase orders and to transmit a copy of such confirmations to the Trust. The net asset value of all Shares which are the subject of such confirmations, computed in accordance with the applicable rules under the
                  1940 Act, shall be a liability of the General Distributor to the Trust to be paid promptly after receipt of payment from the originating insurance company, dealer or broker (or investor, in the case of direct purchases) and not later than eleven business days after such confirmation even if you have not actually received payment from the originating insurance company, dealer or
                  broker  or   investor.   In  no  event   shall  the  General
                  Distributor make payment
                  to the Trust later than permitted by applicable rules of the National
                  Association of Securities Dealers, Inc. Notwithstanding the provisions of part (a) of this Section 3 of this Agreement, purchase orders received from an authorized insurance company or dealer after the latest determination of the
                  Trust's net asset value on a regular business day will receive that latest net asset value if the request to the insurance company or dealer by its customer to arrange such purchase prior to the latest determination of the Trust's net asset value that day complies with the requirements governing such requests as stated in the current Prospectus and/or SAI.

            (c) If the originating insurance company or dealer or broker shall fail to make timely settlement of its purchase order in accordance with applicable rules of the National Association of Securities Dealers, Inc., or if a direct purchaser shall fail to make good payment for Shares in a timely manner, you shall have the right to cancel such purchase order and, at your account and risk, to hold responsible the originating insurance company or dealer or broker, or investor. You agree promptly to reimburse the Trust for losses suffered by it that are attributable to any such cancellation, or to errors on your part in relation to the effective date of accepted purchase orders, limited to the amount that such losses exceed contemporaneous gains realized by the Trust for either of such reasons with respect to other purchase orders.

            (d) In the case of a canceled purchase for the account of a directly purchasing shareholder, the Trust agrees that if such investor fails to make you whole for any loss you pay to the Trust on such canceled purchase order, the Trust will reimburse you for such loss to the extent of the aggregate redemption proceeds of any other Shares of the Trust owned by such investor, on your demand that the Trust exercise its right to claim such redemption proceeds.
                  The Trust shall register or cause to be registered all Shares sold to you pursuant to the provisions hereof in such names and amounts as you may request from time to time and the Trust shall issue or cause to be issued certificates evidencing such Shares for delivery to you or pursuant to your direction if and to the extent that the shareholder account in question contemplates the issuance of such certificates. All Shares when so issued and paid for, shall be fully paid and non-assessable by the Trust to the extent set forth in the current Prospectus and/or SAI.

      4.    Repurchase of Shares.

            (a) In connection with the repurchase of Shares, you are appointed and shall act as Agent of the Trust. You are authorized, for so long as you act as General
                  Distributor of the Trust, to repurchase, from authorized insurance companies or dealers, certificated or uncertificated shares of the Trust ("Shares") on the basis of orders received from each insurance company or dealer ("authorized insurance company") with which you have a participation agreement for the sale of Shares and permitting resales of Shares to you, provided that such authorized insurance company, at the time of placing such resale order, shall
                  represent   (i)  if   such   Shares   are   represented   by
                  certificate(s), that certificate(s)
                  for the Shares to be repurchased have been delivered to it by the registered owner with a request for the redemption of such Shares executed in the manner and with the signature guarantee required by the then current effective prospectus and/or SAI, or (ii) if such Shares are uncertificated, that the registered owner(s) has delivered to the dealer a request for the redemption of such Shares executed in the manner and with the signature guarantee required by the then current effective prospectus of the Trust.

            (b) You shall (a) have the right in your discretion to accept or reject orders for the repurchase of Shares; (b) promptly transmit confirmations of all accepted repurchase orders; and (c) transmit a copy of such confirmation to the Trust, or, if so directed, to any duly appointed transfer or shareholder servicing agent of the Trust. In your discretion, you may accept repurchase requests made by a financially responsible insurance company or dealer which provides you with indemnification in form satisfactory to you in consideration of your acceptance of such dealer's request in lieu of the written redemption request of the owner of the account; you agree that the Trust shall be a third party beneficiary of such indemnification.

            (c) Upon receipt by the Trust or its duly appointed transfer or shareholder servicing agent of any certificate(s) (if any has been issued) for repurchased
                  Shares and a written redemption request of the registered owner(s) of such
                  Shares executed in the manner and bearing the signature guarantee required by the then current effective Prospectus or SAI, the Trust will pay or cause its duly appointed transfer or shareholder servicing agent promptly to pay to the originating authorized insurance company the redemption price of the repurchased Shares (other than repurchased Shares subject to the provisions of part (d) of Section 4 of this Agreement) next determined after your receipt of the dealer's repurchase order.

            (d) Notwithstanding the provisions of part (c) of Section 4 of this Agreement, repurchase orders received from an authorized dealer after the latest determination of the Trust's redemption price on a regular business day will receive that day's latest redemption price if the request to the dealer by its customer to arrange such repurchase prior to the latest determination of the
                  Trust's redemption price that day complies with the requirements governing such requests as stated in the current Prospectus and/or SAI.

            (e) You will make every reasonable effort and take all reasonably available measures to assure the accurate performance of all services to be performed by you hereunder within the requirements of any statute, rule or regulation pertaining to the redemption of shares of a regulated investment company and any requirements set forth in the then current Prospectus and/or SAI of the
                  Trust. You shall correct any error or omission made by you in the performance of your duties hereunder of which you shall have received notice in writing and any necessary substantiating data; and you shall hold a Fund harmless from the effect of any errors or omissions which might cause an over- or under-redemption of a Fund's Shares and/or an excess or non-payment of dividends, capital gains distributions, or other distributions.

            (f) In the event an authorized dealer initiating a repurchase order shall fail to make delivery or otherwise settle such order in accordance with the rules of the National Association of Securities Dealers, Inc., you shall have the right to cancel such repurchase order and, at your account and risk, to hold responsible the originating dealer. In the event that any cancellation of a
                  Share repurchase order or any error in the timing of the acceptance of a Share repurchase order shall result in a gain or loss to the Trust, you agree promptly to reimburse the Trust for any amount by which any loss shall exceed then-existing gains so arising.

      5. 1933 Act Registration. The Trust has delivered to you a copy of its current Prospectus and SAI. The Trust agrees that it will use its best efforts to continue the effectiveness of the Trust's Registration Statement filed under the 1933 Act. The Trust further agrees to prepare and file any amendments to its Registration Statement as may be necessary and any supplemental data in order to comply with the 1933 Act. The Trust will furnish you at your expense with a reasonable number of copies of the current Prospectus and SAI and any amendments thereto for use in connection with the sale of Shares.

      6. 1940 Act Registration. The Trust has already registered under the 1940 Act as an investment company, and it will use its best efforts to maintain such registration and to comply with the requirements of the 1940 Act.

      7.    Duties of Distributor:

            (a) Neither you nor any of your officers will take any long or short position in the shares of the Trust, but this provision shall not prevent you or your officers from acquiring shares of the Trust for investment purposes only;

            (b) You shall furnish to the Trust any pertinent information required to be inserted with respect to you as General Distributor within the purview of the Securities Act of 1933 in any reports or registration required to be filed with any governmental authority;

            (c) You will not make any representations inconsistent with the information contained in the Current Prospectus and/or SAI.

            (d) You shall maintain such records as may be reasonably required for the Trust or its transfer or shareholder servicing agent to respond to shareholder requests or complaints, and to permit the Trust to maintain proper accounting records, and you shall make such records available to the Trust and its transfer agent or shareholder servicing agent upon request; and

            (e) In performing under this Agreement, you shall comply with all requirements of the Trust's current Prospectus and/or SAI and all applicable laws, rules and regulations with respect to the purchase, sale and distribution of Shares.

      8. Allocation of Costs. The Trust shall pay the cost of composition and printing of sufficient copies of its Prospectus and SAI as shall be required for periodic distribution to its shareholders and the expense of registering Shares for sale under federal securities laws. You shall pay the expenses normally attributable to the sale of Shares, other than as paid under the Trust's Service Plans under Rule 12b-1 of the 1940 Act, including the cost of printing and mailing of the Prospectus (other than those furnished to existing direct or indirect shareholders) and any sales literature used by you in the public sale of the Shares.

      9. Duration. This Agreement shall take effect on the date first written above, and shall supersede any and all prior General Distributor's Agreements by and among the Trust and you. Unless earlier terminated pursuant to Section 10 hereof, this Agreement shall remain in effect until September 30, 1999. This Agreement shall continue in effect from year to year thereafter, provided that such continuance shall be specifically approved at least annually: (a) by the Trust's Board of Trustees or by vote of a majority of the voting securities of the Trust; and (b) by the vote of a majority of the Trustees, who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such person, cast in person at a meeting called for the purpose of voting on such approval.

      10. Termination. This Agreement may be terminated (a) by the General Distributor at any time without penalty by giving sixty days' written notice (which notice may be waived by the Trust); (b) by the Trust at any time without penalty upon sixty days' written notice to the General Distributor( which notice may be waived by the General Distributor); or (c) by mutual consent of the Trust and the General Distributor, provided that such termination by the Trust pursuant to part (b) of this Section 10 shall be directed or approved by the Board of Trustees of the Trust or by the vote of the holders of a "majority" of the outstanding voting securities of the Trust.

      11. Assignment. This Agreement may not be amended or changed except in writing and shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors, however, this Agreement shall not be assigned by either party and shall automatically terminate upon assignment.

      12. Disclaimer of Shareholder Liability. The General Distributor understands and agrees that the obligations of the Trust under this Agreement are not binding upon any shareholder or any Trustee of the Trust personally, but bind only the Trust and the Trust's property; the General Distributor represents that it has notice of the provisions of the Declaration of Trust of the Trust disclaiming shareholder and Trustee liability for acts or obligations of the Trust.

      13. Section Headings. The heading of each section is for descriptive purposes only, and such headings are not to be construed or interpreted as part of this Agreement.

      If the foregoing is in accordance with your understanding, kindly so indicate by signing in the space provided below.

                                    OPPENHEIMER VARIABLE ACCOUNT FUNDS


                                    By:





Accepted:

OPPENHEIMERFUNDS DISTRIBUTOR, INC.


By: